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                                                                    EXHIBIT (b)



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                                     BY-LAWS

                                       OF

                              THE ZWEIG FUND, INC.

                             A Maryland Corporation



                                    ARTICLE I

                                  STOCKHOLDERS



         SECTION 1. Annual Meetings. The annual meeting of the stockholders of The Zweig Fund, Inc. (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one (31) day period beginning on April 30 and ending on May 30 of each year*. An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Charter or these By-Laws.



         SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least twenty-five percent (25%) of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders




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entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.



         SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting by placing the notice in the mail at least ten
(10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.



         SECTION 4. Quorum and Certain Voting Matters.* Except as otherwise provided by statute or by the Corporation's Charter or these By-Laws, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of all the votes cast at a meeting at which a quorum is present. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the absence of a quorum, the stockholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting




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from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, or other applicable statute, the Corporation's Charter or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.



         SECTION 5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one-hundred twenty (120) days after the original record date.



         SECTION 6. Organization. At every meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.



         SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.




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         SECTION 8. Voting. Except as otherwise provided by statute or the
Corporation's Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to
Section 9 of this Article I.



         Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.



         SECTION 9. Fixing of Record Date for Determining Stockholders Entitled to Vote at Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.



         SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting,

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the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.



         SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Charter, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.



                                   ARTICLE II

                               BOARD OF DIRECTORS



         SECTION 1. General Powers. Except as otherwise provided in the Corporation's Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Charter or by these By-Laws.

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         SECTION 2. Number, Election and Term of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than three (3) nor more than nine (9). The Board of Directors shall be divided into three (3) classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting thereof. The term of office of the first class shall expire on the date of the first annual meeting of stockholders. The term of office of the second class shall expire one (1) year thereafter. The term of office of the third class shall expire two (2) years thereafter. Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three (3) years to succeed the directors whose terms of office expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article II, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Corporation's Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 4 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.



         SECTION 3. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediate-

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ly upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.



         SECTION 4. Removal of Directors. Any director of the Corporation may be removed by the stockholders with or without cause by a vote of a majority of the votes entitled to be cast for the election of directors.



         SECTION 5. Vacancies. Subject to the provisions of the Investment Company Act of 1940, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds (2/3) of the directors then holding office shall have been elected by the stockholders of the Corporation. A majority of the entire Board may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier resignation or removal. Any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualifies or until his earlier resignation or removal.



         SECTION 6. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

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         SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held at the time and place determined by the Board of Directors.



         SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.



         SECTION 9. Annual Meeting. The annual meeting of the newly elected and other directors shall be held as soon as practicable after the meeting of stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.



         SECTION 10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.



         SECTION 11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.



         SECTION 12. Quorum and Voting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's

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Charter, these By-Laws, the Investment Company Act of 1940, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.



         SECTION 13. Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.



         SECTION 14. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of two (2) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

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         SECTION 15. Written Consent of Directors in Lieu of a Meeting. Subject
to the provisions of the Investment Company Act of 1940, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.



         SECTION 16. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.



         SECTION 17. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.



                                   ARTICLE III

                         OFFICERS, AGENTS AND EMPLOYEES



         SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the office of President and Vice President, but no officer shall execute, acknowledge or verify in more than one capacity any instrument

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required by law to be executed, acknowledged or verified in more than one capacity. Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, or one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.



         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.



         SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.



         SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of

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the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.



         SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.



         SECTION 6. Bonds or Other Security. If required by the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.



         SECTION 7. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the executive committee, if any.



         SECTION 8. President. The President shall be the chief executive officer of the Corporation. In the absence or inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he may delegate these powers.



         SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.



         SECTION 10. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide

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for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.



         SECTION 11.  Secretary.  The Secretary shall:



         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;



         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;



         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;



         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and



         (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

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         SECTION 12. Assistant Treasurers and Assistant Secretaries. Assistant
Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.



         SECTION 13. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.


                                   ARTICLE IV


                                      STOCK



         SECTION 1. Stock Certificates. Unless otherwise provided by the Board of Directors and permitted by law, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that such person shall not be required to deliver certificates for fractional shares. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

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         SECTION 2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.



         SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.



         SECTION 4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

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         SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.



         SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.



         SECTION 7. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

                                    ARTICLE V



                          INDEMNIFICATION AND INSURANCE



         SECTION 1. Indemnification of Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").




         SECTION 2. Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force; provided however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.



         SECTION 3. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

         SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, including without limitation the provisions of Sections 17(h) and (i) thereof, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.



         SECTION 5. Other Rights. The indemnification provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.



         SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.

                                   ARTICLE VI


                                      SEAL


         The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.



                                  ARTICLE VII

                                  FISCAL YEAR


         SECTION 1. Fiscal Year. The Corporation's fiscal year shall be fixed by the Board of Directors.



         SECTION 2.  Accountant.



         (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.



         (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.



         (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the Investment Company Act of 1940, at a meeting called for the purpose of voting on such action.



                                  ARTICLE VIII
                              CUSTODY OF SECURITIES



         SECTION 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation, except to the extent that margin for futures transactions are held by a futures commission merchant, as permitted by the Securities and Exchange Commission's Division of Investment Management. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act of 1940 and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.



         SECTION 2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.



                                   ARTICLE IX
                             INVESTMENT RESTRICTIONS



         Notwithstanding any of the foregoing provisions, the power of the Corporation to invest and reinvest its assets and to hold, sell, exchange, pledge, mortgage, hypothecate or otherwise dispose of or turn to account or realize upon and generally deal in securities and investments of every kind or description or in and with its own credit, shall be expressly limited as follows:



         (a) The Corporation shall not borrow money, except (i) for temporary emergency purposes in amounts not in excess of 5% of the value of the Corporation's total assets at the time the loan is made; or (ii) in an amount not greater than 20% of the Corporation's net assets; provided, that the Corporation maintains asset coverage of 300% with respect to such borrowings.



         (b) The Corporation shall not issue senior securities (as defined in the Investment Company Act of 1940) or mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by the Corporation, except as may be necessary in connection with borrowings described in (a) above, provided, that the Corporation may make collateral or escrow arrangements with respect to the making of short sales, writing of stock options and collateral arrangements with respect to margin for futures contracts or related options. (Such collateral or escrow arrangements are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of future contracts or purchases of related options are deemed to be the issuance of a senior security.)



         (c) The Corporation shall not purchase any securities on margin, but the Corporation may make margin deposits in connection with any futures contracts or any options it may purchase or write, and the Corporation may effect short sales, as permitted by (d) below.



         (d) The Corporation shall not make any short sales of securities (other than short sales "against the box") unless if, at the time the short sale is made and after giving effect thereto, (i) the market value of all securities sold short (other than short sales "against the box") is 25% or less of the value of the Corporation's net assets, (ii) the market value of said securities sold short (other than short sales "against the box") which are not listed on a national securities exchange does not exceed 10% of the Corporation's net assets, (iii) the market value of all securities sold short (other than short sales "against the box") of any one issuer does not exceed 2% of the Corporation's net assets, (iv) short sales (other than short sales "against the box") are not made of more than 2% of the outstanding securities of one class of any issuer, and (v) the Corporation maintains collateral deposits consisting of cash or U.S. Government Securities in a segregated account which are at all times equal to 100% of the current market value of the securities sold short (other than short sales "against the box").



         (e) The Corporation shall not make loans of money, but (i) the Corporation may purchase publicly distributed debt obligations consistent with its investment objective and policies and (ii) the Corporation may make loans of portfolio securities; provided, that the loan is collateralized by cash or cash equivalents or U.S. Government Securities (as defined in the Prospectus) in an amount equal, on a daily basis, to the market value of the securities loaned, and provided further, that immediately after giving effect to any such loan, the aggregate amount of all outstanding loans of securities does not exceed 20% of the current market value of the Corporation's net assets.

         (f) The Corporation shall not, with respect to 75% of its total assets, purchase the securities of any issuer (other than U.S. Government Securities) if, immediately after and as a result of such investment, more than 5% of the Corporation's total assets, taken at market value, would be invested in the securities of such issuer.



         (g) The Corporation shall not purchase (i) more than 10% of the outstanding voting securities, or any class of securities, of any one issuer (for this purpose, all debt obligations of an issuer maturing in less than one year are treated as a single class of securities), or (ii) securities (other than U.S. Government Securities) which would cause 25% or more of the Corporation's total assets, at the time of such purchase, to be concentrated in the securities of issuers engaged in any one particular industry or a group of related industries.



         (h) The Corporation shall not invest more than 10% of its total assets in securities that, at the time of purchase, are subject to restrictions on disposition under the Securities Act of 1933, as amended.



         (i) The Corporation shall not purchase the securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization, if more than 10% of the market value of the Corporation's total assets would be invested in securities of other investment companies, more than 5% of the market value of the Corporation's total assets would be invested in the securities of any one investment company, or the Corporation would own more than 3% of any other investment company's securities.



         (j) The Corporation shall not underwrite securities of other issuers except insofar as it might be deemed to be an underwriter for purposes of the Securities Act of 1933, as amended, in the resale of any securities held in its own portfolio.

         (k) The Corporation shall not purchase or sell real estate, but the Corporation may invest in securities secured by real estate or real estate interests or issued by companies which invest in real estate or real estate interests.



         (l) The Corporation shall not purchase or sell commodities or futures contracts, except if (i) the purchase or sale of futures contracts or options thereon is to hedge the Corporation's existing portfolio of securities, or to anticipate a market or market sector advance; and (ii) the Corporation creates, at the time of its purchase of a futures contract, a segregated account with its custodian consisting of cash, U.S. Government Securities or other appropriate high-grade debt obligations in an amount equal to the total market value of such contract, less the amount of initial margin for such contract.



         (m) The Corporation shall not invest more than 5% of its total assets in securities of any issuers (other than U.S. Government Securities) that, at the time of such purchase, have a record, together with predecessors, of less than three years of continuous operation.



         (n) The Corporation shall not purchase participations or other direct interest in oil, gas or other mineral exploration or development programs, but the Fund may invest in the securities of companies which operate, invest in or sponsor such programs.

                                    ARTICLE X
                                   AMENDMENTS



         These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act of 1940.



                                                      As amended and restated,
                                                        September 19,  1986.